                                                                     EXHIBIT 4.2


                      SECOND AMENDMENT TO CREDIT AGREEMENT

         This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into as of the 17th day of September, 2001, by and among RUSSELL CORPORATION, an Alabama corporation ("Russell"), RUSSELL EUROPE LIMITED, a corporation organized under the laws of the United Kingdom ("Russell Europe"), the banks listed on the signature pages hereof (collectively "Banks"), WACHOVIA BANK, N.A., as Administrative Agent, SUNTRUST BANK (formerly known as SunTrust Bank, Atlanta), as Syndication Agent, and FIRST UNION NATIONAL BANK, as Documentation Agent.

                                    RECITALS:

         Russell, Russell Europe, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks are parties to a certain Credit Agreement dated as of October 15, 1999, as amended by that certain First Amendment to Credit Agreement dated as of July 25, 2001 (as at any time amended, the "Credit Agreement"), pursuant to which Banks have made various loans and other extensions of credit from time to time to Russell and Russell Europe. The parties desire to further amend the Credit Agreement as hereinafter set forth.

         Russell and Russell Europe have requested Administrative Agent and Banks to waive their compliance with certain provisions of the Credit Agreement from the date hereof through January 15, 2002. Administrative Agent and Banks are willing to issue such a waiver on the terms set forth below.

         NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 11 of this Amendment, the Credit Agreement is hereby amended as follows:


                  a. By deleting the definition of "Restructuring Charges" from Section 1.01 in its entirety and by substituting in lieu thereof the following:

                           "Restructuring Charges" means any and all
                  restructuring, relocation and other unusual charges incurred in connection with the Restructuring Program in Fiscal Years 1998 through 2001, not exceeding $357,000,000 on a pre-tax basis or $233,000,000 on an after-tax basis.

                  b. By deleting Section 5.21 in its entirety and by substituting in lieu thereof the following:



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                           SECTION 5.21. MINIMUM CONSOLIDATED TANGIBLE NET
                                         WORTH.

                           Consolidated Tangible Net Worth will at no time be
                  less than $435,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Borrower and its Consolidated Subsidiaries during any period after the end of any Fiscal Quarter following the Amendment Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrower and its Consolidated Subsidiaries is negative, and
                  (ii) 100% of the cumulative net proceeds of Capital Stock received during any period after the Amendment Date, calculated quarterly at the end of each Fiscal Quarter.

                  c. By deleting Section 5.24 in its entirety and by substituting in lieu thereof the following:

                           SECTION 5.24.  MAXIMUM CONSOLIDATED TOTAL DEBT.

                           The amount of Consolidated Total Debt shall (i) not
                  exceed $605,000,000 at any time from September 17, 2001 through October 31, 2001 and (ii) not exceed $530,000,000 at any time from November 1, 2001 through January 15, 2002.

                  d. By deleting paragraph (n) of Section 6.01 and inserting the following in lieu thereof:

                           (n) the parties hereto shall not have executed, on or
                  before January 15, 2002, an amendment and restatement of this Agreement.

         3. ADDITIONAL COVENANTS. To induce Agents and Banks to enter into this Amendment and to give the waiver set forth in Section 5 of this Amendment, Russell shall (i) on or before September 24, 2001, execute and deliver, and cause each Significant Domestic Subsidiary to execute and deliver, to Administrative Agent, a documentation information questionnaire in form and substance acceptable to Administrative Agent; (ii) on or before October 15, 2001, execute and deliver, and cause each Significant Domestic Subsidiary to execute and deliver, to a collateral agent designated by the Banks, for the benefit of the Banks, an unconditional guaranty of payment of the Obligations (the "Guaranty") and such instruments and agreements as may be requested by Administrative Agent and Banks to create and perfect a first priority security interest in and Lien upon all personal property of the Borrower and each Significant Domestic Subsidiary (subject to no Liens except Liens permitted under Section 5.17 of the Credit Agreement), wherever located (but only to the extent that such assets are located in the United States), to secure the payment and performance of the Obligations and the Guaranty; (iii) on or before October 31, 2001, obtain a signed mandate letter for either (A) additional unsecured, subordinate financing in amounts and on terms acceptable to the Required Banks that is to be subordinated to the Debt represented by the Agreement, the Note Agreements, the SunTrust Loan Agreement, the Elcatex Guaranty and the Chase Swaps on terms acceptable to the Required Banks (the "Subordinated Financing") or (B) the restructuring of some or all of Borrower's existing Debt on terms acceptable to the Required Banks (the "Restructured Financing"); (iv) on or before October 31, 2001, execute and deliver, and cause each Significant Domestic Subsidiary to execute and deliver, to a collateral agent designated by the Banks, for the benefit of the Banks, such instruments and agreements as may be requested by Administrative Agent and Banks to create and perfect a first priority


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
security interest in and Lien upon all real property of the Borrower and each Significant Domestic Subsidiary (subject to no Liens except Liens permitted under Section 5.17 of the Credit Agreement), wherever located (but only to the extent that such assets are located in the United States and to the extent required by the Required Banks), to secure the payment and performance of the Obligations and the Guaranty; (v) on or before November 27, 2001, either cause to be delivered to Administrative Agent or assist Administrative Agent with obtaining (a) appraisals on the real and personal property located in the United States of America of Borrower and each Significant Domestic Subsidiary as requested by and in form and substance acceptable to Administrative Agent, (b) field audits of Borrower and each Significant Domestic Subsidiary as requested by and in form and substance acceptable to Administrative Agent, and (c) ALTA surveys and environmental assessments of the real property located in the United States of America owned or leased by Borrower and each Significant Domestic Subsidiary as requested by and in form and substance acceptable to Administrative Agent; (vi) on or before December 27, 2001, either cause to be delivered to Administrative Agent or assist Administrative Agent with obtaining title insurance commitments with regards to the real property located in the United States of America owned or leased by Borrower and each Significant Domestic Subsidiary as requested by and in form and substance acceptable to Administrative Agent; (vii) use its best efforts to file on or before October 31, 2001, with the United States Securities and Exchange Commission preliminary proxy materials relating to a special meeting of shareholders of Russell at which meeting the shareholders of Russell will be asked to approve actions which, if approved and implemented, would permit Russell to grant Liens for the benefit of the Debt represented by the Elcatex Guaranty and the Chase Swaps on the same basis as such Liens are to be granted with respect to the Debt owing under the Credit Agreement, the Note Agreements and the SunTrust Agreement, and will thereafter use its best efforts to cause such special meeting of shareholders to be held, the actions to be presented for approval by the shareholders at such meeting to be approved and become effective, and such Liens to be granted, on or before December 31, 2001; and (viii) on or before January 15, 2002, to either (A) close the Subordinated Financing and borrow all amounts available thereunder or (B) close the Restructured Financing. The Borrower's failure to comply with any of the foregoing covenants shall constitute an Event of Default. The covenants in this Section 3 supercede and replace the covenants contained in Section 3 of the First Amendment to Credit Agreement dated as of July 25, 2001.

         4. LIMITATION ON CERTAIN TRANSACTIONS. Notwithstanding any provisions of the Credit Agreement which may permit the Borrower to do so, from July 25, 2001 through January 15, 2002, neither the Borrower nor any Subsidiary will effect any Permitted Asset Disposition, any Debt Offering or any Equity Offering if after such transaction an Event of Default would be in existence or as a result of any such transaction the aggregate amount of Net Cash Proceeds received by the Borrower and any Domestic Subsidiary, on a cumulative basis, from (i)(A) all Permitted Asset Dispositions after July 25, 2001 would exceed $10,000,000, or (B) all Permitted Asset Dispositions, Debt Offerings, Equity Offerings, Insured Losses and Condemnations after July 25, 2001 would exceed $25,000,000, plus, in either case, (ii) any Net Cash Proceeds received by the Borrower or any Domestic Subsidiary from any Permitted Asset Disposition, any Debt Offering, any Equity Offering, any Insured Loss or any Condemnation occurring after July 25, 2001 which have been or will be used to pay any principal amount outstanding under the Bridge Loan Documents.

         For purposes of this Section 4, the following terms shall have the following respective meanings:

                  "Condemnation" means any condemnation or other eminent domain proceeding instituted against any assets of the Borrower or any Domestic Subsidiary.

                  "Debt Offering" means the issuance of any Debt by the Borrower or any Domestic Subsidiary, including any Debt arising in connection with a sale/leaseback transaction but


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         excluding Debt secured by purchase money Liens and Debt arising under the Bridge Loan Documents.

                  "Equity Offering" means the issuance of any Capital Stock or other equity securities of the Borrower or any Domestic Subsidiary.

                  "Insured Loss" means a loss suffered by the Borrower or any Domestic Subsidiary as a result of any theft of or damage to assets of the Borrower or such Domestic Subsidiary, to the extent of that such loss is insured against pursuant to any policy of insurance.

                  "Net Cash Proceeds" means, in each case as set forth in a statement in reasonable detail delivered by the Borrower to Administrative Agent:

                           (i) with respect to any Permitted Asset Disposition,
                  the excess, if any, of (1) the cash proceeds received in connection with such disposition over (2) the sum of (A) the principal amount of any Debt (other than the "Secured Obligations" (or any similar term as it may be defined under the Bridge Loan Documents)) that is secured by a Lien upon such assets and that is required to be paid in connection with the disposition thereof, plus (B) the reasonable out_of_pocket expenses incurred by the Borrower or a Domestic Subsidiary making the Permitted Asset Disposition, as the case may be, in connection with such Permitted Asset Disposition, plus (C) so long as no Event of Default is in existence, provisions for taxes, including income taxes attributable to the Permitted Asset Disposition;

                           (ii) with respect to any cash proceeds received by
                  the Borrower or any Domestic Subsidiary in respect of any Debt Offering or Equity Offering, all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or Domestic Subsidiary, as the case may be, directly in connection with the Debt Offering or the Equity Offering; and

                           (iii) with respect to any proceeds from any policy of
                  insurance in connection with any Insured Loss or proceeds from any Condemnation, all of such proceeds to the extent that the same are not either (a) required to be turned over to the holder of any Debt (other than the holders of the "Secured Obligations" (or any similar term as it may be defined under the Bridge Loan Documents )) that is secured by a Lien upon the assets that are the subject of such Insured Loss or Condemnation and that is required to be repaid in connection with such Insured Loss or Condemnation or (b) used by the Borrower or any Domestic Subsidiary (or held by such Person) to repair or replace the damaged destroyed, or taken Property so long as (1) such repair or replacement is promptly undertaken and concluded and (2) the repaired or replaced asset is at all times free and clear of Liens other than Permitted Liens.

                  "Permitted Asset Disposition" means a disposition of assets by the Borrower or a Domestic Subsidiary (other than to the Borrower or a Domestic Subsidiary), to the extent that such asset disposition is not
         (i) prohibited by any of the Bridge Loan Documents (or, if prohibited, such disposition has been consented to by "Administrative Agent" and the "Required Banks" [as defined in the Bridge Loan Documents or terms having similar meanings thereunder]), the Credit Agreement (or, if prohibited, such disposition has been consented to by the Administrative Agent and Required Banks), the Note Agreements (or, if prohibited, such disposition has been consented to by the requisite holders of the outstanding notes under the provisions of each Note Agreement) or the SunTrust Loan Agreement (or, if prohibited, such disposition has been consented to by the lender thereunder as required under the provisions thereof), (ii) the sale of inventory in the ordinary course of business of the Borrower or a Domestic Subsidiary, or (iii) a sale of equipment in the ordinary course of business of the Borrower or a Domestic Subsidiary and the proceeds of such disposition are used by the Borrower or such Domestic Subsidiary (or held by such Person) to replace the equipment disposed of so long as (1) such replacement is promptly undertaken and concluded and (2) the replaced Property is at all times free and clear of Liens other than Permitted Liens.

                  "Permitted Lien" means any Lien permitted under Section 5.17 of the Credit Agreement.

         5. LIMITED WAIVER OF COMPLIANCE WITH SPECIFIED COVENANTS. Borrower has represented to the Administrative Agent and Banks that Borrower has obtained, or expects to obtain, from all of the requisite parties under the Note Agreements and the SunTrust Loan Agreement an agreement to waive compliance with the covenants set forth in Sections 5.7(a)(3), 5.8, 5.11, 5.12 and 5.15 (collectively, the "Specified Covenants") and the provisions in the SunTrust Loan Agreement incorporating by reference the Specified Covenants, in each case for the period ending January 15, 2002. Subject to the satisfaction of the conditions precedent set forth in Section 11 of this Amendment, the Administrative Agent and Banks hereby agree, effective as of June 30, 2001, to waive compliance with the requirements of Section 5.05 for the period ending January 15, 2002, but only to the extent the failure to comply with such section relates to intercompany factoring and sales transactions with respects to accounts receivable of the Borrower and its Subsidiaries.

         6. RATIFICATION AND REAFFIRMATION. The Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of the Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

         7. ACKNOWLEDGMENTS AND STIPULATIONS. Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations outstanding under the Credit Agreement are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); and the unpaid principal amount of the Loans on and as of the close of business on September 14, 2001, totaled $193,000,000.

         8. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Banks, to induce Administrative Agent and Banks to enter into this Amendment, that, after giving effect to the provisions of
Section 5 hereof, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Credit Agreement are true and correct on and as of the date hereof.


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
         9. REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder" or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.


         10. BREACH OF AMENDMENT. This Amendment shall be part of the Credit Agreement and a breach of any of any representation, warranty or covenant herein shall constitute an Event of Default.

         11. CONDITIONS PRECEDENT. The effectiveness of the provisions of Sections 2 and 5 hereof are contingent upon satisfaction of each of the following conditions precedent: (i) the Borrower's payment to Administrative Agent, for the ratable account of each Bank executing this Amendment, of an amendment and waiver fee of $250,000 and (ii) the Borrower's receipt, from the requisite parties under the Note Agreements and the SunTrust Loan Agreement, a waiver of compliance with the Specified Covenants for the period ending January 15, 2002, all in form and substance satisfactory to the Administrative Agent.

         12. EXPENSES OF ADMINISTRATIVE AGENT. Borrower agrees to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents and any and all amendments, modifications and supplements thereto and in connection with the satisfaction by the Borrower of the additional covenants set forth in Sections 3 and 4 of this Amendment, including, without limitation, the costs and fees of Administrative Agent's legal counsel and any expenses associated with or incurred in connection with the drafting of any instrument or agreement referred to herein or contemplated hereby.

         13. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Administrative Agent and Banks in Atlanta, Georgia (notice of which acceptance is hereby waived by the Borrower), whereupon the same shall be deemed a contract made in Georgia and shall be governed by and construed in accordance with the internal laws of the State of Georgia.

         14. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

         16. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         17. FURTHER ASSURANCES. Borrower agrees to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

         18. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.


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         19. RELEASE OF CLAIMS. TO INDUCE ADMINISTRATIVE AGENT AND BANKS TO
ENTER INTO THIS AMENDMENT, BORROWER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND EACH BANK, AND ALL OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT AND EACH BANK, FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT BORROWER NOW HAS OR EVER HAD AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS. BORROWER REPRESENTS AND WARRANTS TO ADMINISTRATIVE AGENT AND BANKS THAT BORROWER HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT BORROWER EVER HAD OR CLAIMED TO HAVE AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK.

         20. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.


                              BORROWER:

                              RUSSELL CORPORATION


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________
                              3300 Cumberland Boulevard
                              Suite 800
                              Atlanta, Georgia 30339
                              Attention: Chief Financial Officer
                              Telecopier number: 678_742_8995
                              Confirmation number: 678_742_8100

                              RUSSELL EUROPE LIMITED


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________
                              c/o Russell Corporation
                              3300 Cumberland Boulevard
                              Suite 800
                              Atlanta, Georgia 30339
                              Attention: Chief Financial Officer
                              Telecopier number: 678-742-8995
                              Confirmation number: 678-742-8100

                   [Signatures continue on the following page]



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                              ACCEPTED IN ATLANTA, GEORGIA:
                              -----------------------------

                              WACHOVIA BANK, N.A.,
                              as Administrative Agent and as a Bank

                              By: ________________________________
                                     Title:____________________________
                              Lending Office:
                              191 Peachtree Street, N.E.
                              Atlanta, Georgia 30303_1757
                              Attention: Syndications Group
                              Telecopier number: 404-332-1394
                              Confirmation number: 404-332-6971


                              SUNTRUST BANK,
                              as Syndication Agent and as a Bank

                              By: ________________________________
                                     Title:_______________________
                              Lending Office:
                              303 Peachtree Street, Third Floor
                              Atlanta, Georgia 30303
                              Attention: David Penter
                              Telecopier number: 404-575-2594
                              Confirmation number: 404-588-8658



                              FIRST UNION NATIONAL BANK,
                              as Documentation Agent and as a Bank

                              By:_________________________________
                                    Title:________________________
                              Lending Office:
                              301 South College Street
                              Charlotte, North Carolina 28288
                              Attention: Gary Burkhart
                              Telecopier number: 704-383-7999
                              Confirmation number: 704-374-6613

                   [Signatures continue on the following page]


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
                              AMSOUTH BANK, as a Bank


                              By:_________________________________
                                    Title:________________________
                              Lending Office:
                              1900 Fifth Avenue North
                              Birmingham, Alabama 35203
                              Attention:  Edward Hutton
                              Telecopier number: 205-581-7578
                              Confirmation number: 205-583-4522


                              THE CHASE MANHATTAN BANK, as a Bank

                              By:_________________________________
                                    Title: _______________________
                              Lending Office:
                              1411 Broadway, 5th Floor
                              New York, New York 10018
                              Attention: Carrie Tio
                              Telecopier number: 212-391-2711
                              Confirmation number: 212-391-7283


                              ALIANT BANK, as a Bank

                              By:_________________________________
                                    Title:________________________
                              Lending Office:
                              200 Aliant Parkway
                              Alexander City, Alabama 35010
                              Attention: John J. Thomas
                              Telecopier number: 205-408-2002
                              Confirmation number: 205-408-2003

                   [Signatures continue on the following page]


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
                              COMERICA BANK, as a Bank

                              By:_________________________________
                                    Title:________________________
                              Lending Office:
                              500 Woodward Avenue
                              Mail Code 3280
                              Detroit, Michigan 48226
                              Attention: Danielle Butler
                              Telecopier number: 313-222-3330
                              Confirmation number:  313-222-6122


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